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                                                                    Exhibit 99.1
NEWS RELEASE
FOR IMMEDIATE RELEASE

VERDANT BRANDS, INC.
9555 JAMES AVENUE SOUTH, SUITE 200
BLOOMINGTON, MINNESOTA 55431
(612) 703-3300

RELEASE DATE:  July 20, 1998
RELEASE SOURCE CONTACT:  Mark Eisenschenk, Executive Vice President

             RINGER CORPORATION CHANGES NAME TO VERDANT BRANDS, INC.

Minneapolis, MN, -- Ringer Corporation announced that effective immediately the company will begin operating under its new corporate name "Verdant Brands, Inc." In addition, beginning July 27, 1997, the new trading symbol of "VERD" will become effective for its common stock traded on the NASDAQ National Market System. The company's current symbol of "RING" will be used until that date.

Commenting on the name change, Verdant Brands Chairman, President and Chief Executive Officer, Stanley Goldberg, said, "This name change, which was overwhelming approved by our shareholders at our last annual meeting, reflects a new corporate identity which has been evolving over the past few years. We are no longer just a niche environmental lawn and garden business. Our recent acquisitions coupled with our improved operating results has transformed us into a growth oriented company with nationally recognized brands, retail and commercial distribution and an excellent array of environmental, traditional and hybrid technologies."

Goldberg, further stated, "The word verdant is defined as "green" and in consumer research elicited strong imagery of green, lush fields, corporate strength and success. It is a word that intimates both the company's goals for profitable growth as well as the global promise that links the company's brands and products -- to create a greener, healthier environment."

Verdant Brands, Inc. is a leading developer and supplier of pesticides and fertilizers to the retail and professional markets. The Company utilizes a variety of national, proprietary and private label brands, including Ringer(R), Safer(R), Dexol(R), Black Leaf(R) and AllPro(R). Its stock is traded on the NASDAQ National Market System under the symbol RING through July 26, 1998 and the symbol VERD beginning July 27, 1998.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

Information contained in this press release, other than historical information, should be considered forward-looking and may be subject to the following risks and uncertainties. There is no assurance that the company will continue to grow or achieve its goals regarding profitable operations.

     FOR MORE INFORMATION ON VERDANT BRANDS, INC. VIA FACSIMILE AT NO COST,
       SIMPLY DIAL 1-800-PRO-INFO AND ENTER THE COMPANY CODE TICKER RING.
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